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                      J. J. B. HILLIARD, W. L. LYONS, INC.
                             HILLIARD LYONS CENTER
                             POST OFFICE BOX 32760                  TELEPHONE
                         LOUISVILLE, KENTUCKY 40232-2760           502-588-8400
                                ESTABLISHED 1854                   800-444-1854


                               September 9, 1998

Mannatech Incorporated
600 S. Royal Lane, Suite 200
Coppell, Texas 75019

Attn: Charles E. Fioretti, Chairman of the Board and Chief Executive Officer

Dear Mr. Fioretti:

     This letter agreement sets forth our understanding with respect to the proposed directed public offering ("Directed Public Offering") of common stock of Mannatech Incorporated ("the Company") to your Associates and employees.

1. J.J.B. Hilliard, W.L. Lyons, Inc. (referred to hereafter as "Hilliard" or the "Placement Agent") presently intends, subject to the satisfactory completion of ongoing due diligence and the other provisions of this letter, to assist the Company in placing directly with its Associates and/or employees, on a best efforts basis in the form of the Directed Public Offering, a minimum of 1,500,000 shares, and a maximum of 2,200,000 shares of the Company's Common Stock to be sold by the Company (the "Primary Shares") and a maximum of 2,755,000 shares of the Common Stock to be sold by certain selling shareholders (the "Selling Shareholders' Shares"). Together, the Primary Shares and Selling Shareholders' Shares are hereafter collectively referred to as "Offered Shares."

    The Offered Shares will have certain material restrictions on liquidity, which restrictions will be fully described in all Securities and Exchange Commission ("SEC") and Blue Sky filings and to all Associates and employees whom the Company solicits to purchase Offered Shares. Among other things, the Offered Shares will be restricted upon subsequent resale following the Directed Public Offering to then-current Associates and/or employees of the Company. Such restriction, for as long as it remains in effect, will appear as a legend on all applicable share certificates.

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Mr. Charles E. Fioretti
September 9, 1998
Page 2

2. The Company will establish an offering price or price range. Based on initial discussions, the financial data and other materials the Company has provided, including the Company's proposed operations, its capital structure and financial condition, among other things, it is anticipated that the offering price will be approximately $8.00 per share, a value arrived at by the Company's Board of Directors after consideration of a number of relevant factors.

3. The Company will promptly take all steps necessary to effectuate the Directed Public Offering including (i) using its reasonable best efforts to cause an S-1 registration statement (the "Registration Statement") to be prepared, filed and declared effective by the Securities and Exchange Commission as soon as practicable; and (ii) undertake, in cooperation with Hilliard and its counsel, the qualification of the Offered Shares for sale in the states designated by the Company, which qualification shall be completed by the Company's outside counsel.

4. The best efforts management fee to which the Placement Agent shall be entitled shall be four percent (4%) of the aggregate value of the Offered Shares placed with Associates and other employees, payable as set forth below.

    Such best efforts management fee will be contingent upon and payable on the date or dates of closing of the Directed Public Offering, in stages as the Directed Public Offering is completed. It is presently contemplated that the Company will sell first a minimum of 1,500,000 Primary Shares, collecting funds in a designated escrow account. At stages, as yet undetermined, funds will be released from escrow and share certificates distributed. At each stage or stages of escrow release, the Placement
    Agent will be due its appropriate portion of the contingent management fee.

    Among other things, Hilliard will assist the Company with (i) the preparation of the Registration Statement, (ii) the Company's solicitation of Associates and employees to purchase Offered Shares, (iii) the distribution of materials, as appropriate, to Associates and employees,
    (iv) receipt and processing of subscriptions to purchase Offered Shares from Associates and employees, (v) follow up, administrative and recording duties related to the Company's solicitation of Associates and employees,
    (vi) opening accounts, where appropriate, for certain Associates and employees, (vii) administrative matters related to closing or closing for the Directed Public Offering, including without limitation the transmission of subscription and other relevant information concerning subscribers of the Offered Shares to the Company's escrow agent for the Directed Public Offering and the Company's transfer agent, (viii) cooperating with the Company in regard to Blue Sky registration and other regulatory matters respecting the Directed Public Offering, and (ix) such other administrative duties as may be requested by the Company and appropriate to perform in assisting the Company with the Directed Public Offering. The Placement Agent will cooperate fully including, when possible, opening

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Mr. Charles E. Fioretti
September 9, 1998
Page 3

    accounts for purchasers as the Company shall request, to maximize the availability of state Blue Sky exemptions where applicable or desired by the Company.

    The Company will pay to the Placement Agent a retention fee of $50,000 ("Retention Fee"), payable upon the execution of this letter agreement. It is understood that upon completion of all or any portion of the Directed Public Offering, the Retention Fee will be credited against the contingent management fee. Should Hilliard's Commitment Committee fail to authorize Hilliard to serve as Placement Agent for the Directed Public Offering by no later than September 16, 1998, then Hilliard shall return the Retention Fee, less reasonable and necessary expenses, including legal and out-of-pocket expenses, in consideration of the undertaking as contemplated by this letter. No expenses in excess of $50,000 shall, in any event, be reimbursed by the Company to Hilliard. In the event the Directed Public Offering is canceled prior to completion for any reason, after September 16, 1998, the Retention Fee is understood to be non-refundable and to have been earned in full.

    The Company will pay all of its own expenses and fees incurred in connection with the Directed Public Offering and the solicitation of the purchase of shares thereunder including all regulatory and filing fees as may be incurred.

5. If the Directed Public Offering is cancelled by the Company prior to completion for any reason after acceptance by Hilliard's Commitment Committee, then the Company will promptly reimburse the Placement Agent for reasonable and accountable out-of-pocket expenses, including fees and disbursements of Placement Agent's counsel, incurred in connection with the Directed Public Offering, up to an aggregate amount not to exceed an additional $50,000, over and above the Retention Fee. If the Directed Public Offering is consummated as contemplated herein, the Placement Agent will bear its own expenses incurred in connection with the assistance provided to the Company in connection with the Directed Public Offering.

6. In addition to its ongoing due diligence in connection with the Directed Public Offering, the Placement Agent and its counsel will satisfy themselves by performing a preliminary due diligence review of the Company's business and financial condition. The Company will direct its counsel, independent accountants, officers and directors to cooperate with the Placement Agent's representatives in any due diligence review performed by Hilliard. Such preliminary due diligence review, as well as the Placement Agent's Commitment Committee approval will be completed by no later than September 16, 1998.

7. Hilliard's compensation in respect of the Directed Public Offering shall not be reduced even if the Company should engage another investment banking firm concerning the

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Mr. Charles E. Fioretti
September 9, 1998
Page 4


    rendering of the services set forth herein by such other investment banking firm in connection with the Directed Public Offering, unless Hilliard shall otherwise agree.

8. Incident to the Directed Public Offering the Company shall be responsible for: (i) preparation, filing and declaration of effectiveness by the SEC of the Registration Statement as referred to in Sections 2 and 5 herein;
    (ii) preparation of the current and projected operating results of the Company in accordance with Generally Accepted Accounting Principles, consistently applied; (iii) obtaining the determination of the Company's outside counsel, with the reasonable concurrence of Hilliard's counsel, that (a) no material Blue Sky registration problems or restrictions, (b) compliance with such restrictions of requirement has occurred and/or (c) that the Company has decided not to offer the Directed Public Offering in certain states, as the case may be.

    Hilliard's undertaking to proceed with the Directed Public Offering is contingent upon Hilliard and its counsel having conducted a satisfactory review of the financial, business, legal, regulatory and other affairs of the Company and approval of Hilliard's participation in the Directed Public Offering by its Commitment Committee, all of which shall be concluded on or before September 16, 1998.

9. The obligations of the Placement Agent and those of the Company to complete the Directed Public Offering will be subject to the execution and delivery of a best efforts agency agreement in a form and containing terms and conditions acceptable to the parties for offerings of this type and containing, among other things, customary representations, warranties, covenants and conditions as well as specified indemnification of the Placement Agent by the Company.

10. Hilliard acknowledges that pursuant to the various reviews which it contemplates undertaking, it will be afforded by the Company information which the Company considers confidential. Any information which is afforded by the Company, in any form, to Hilliard concerning its operations, its affairs, its business, its personnel and its Associates, without limitation, unless the same is included in the Company's registration statement (or any amendment thereto) filed with the Securities and Exchange Commission, shall be deemed confidential information ("Confidential Information"). Hilliard (including its employees and contractors) agrees to hold in confidence any and all Confidential Information, that has been or will be disclosed, directly or indirectly to Hilliard, confidential from any third party, unless the disclosure of such Confidential Information is authorized in writing in advance by the Company, or where such disclosure may be required by law, and then only after notice to, and opportunity for consultation with, the Company by Hilliard. In the event that the contemplated Directed Public Offering is terminated by either party, or upon the written request of the Company,

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Mr. Charles E. Fioretti
September 9, 1998
Page 5


    any Confidential Information in tangible form shall be returned to the Company by Hilliard and its various outside professionals.

11. Except as to this letter agreement regarding the payment of fees and expenses set forth in Sections 4 and 5 herein, and the provisions of Sections 8 and 10 this letter of intent is not intended to constitute a binding agreement.

    Should Hilliard not accept the undertaking of Placement Agent on or before September 16, 1998, the Company may but shall not be obligated to accept Hilliard as Placement Agent for the Directed Public Offering and may contract with others for such purpose unless the terms of this letter are extended in writing by the Company. If the foregoing is is accord with your understanding, please sign and return the enclosed copy of this letter, together with a check in the amount of fifty thousand dollars ($50,000).


                                  J.J.B. HILLIARD, W.L. LYONS, INC.

                                  By: Robert C. Oliver, Sr. Vice President
                                      -----------------------------------------
                                      Robert C. Oliver, Senior Vice President


ACKNOWLEDGED AND AGREED TO
THIS   10th   DAY OF September, 1998
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MANNATECH INCORPORATION


By: /s/ Charles E. Fioretti
   -----------------------------

       Chairman of the Board and
Title: Chief Executive Officer
      --------------------------